UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 13, 2015 (April 10, 2015)

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Connaught House One Burlington Road Dublin 4, Ireland	+353-1-772-8000
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Entry into a Material Definitive Agreement

On April 10, 2015, Alkermes Pharma Ireland Limited (“APIL”) and Eagle Holdings USA, Inc. (“Eagle,” and together with APIL, the “Sellers”), both indirect wholly-owned subsidiaries of Alkermes plc (the “Company”), completed the sale of a manufacturing facility in Gainesville, GA, the manufacturing and royalty revenue associated with products manufactured at that facility, and global rights to IV/IM and parenteral forms of Meloxicam (the “Disposition”) to Recro Pharma, Inc., a Pennsylvania corporation listed on Nasdaq (“Recro”) and Recro Pharma LLC (the “Acquisition Sub” and together with Recro, the “Purchasers”) pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”) entered into on March 7, 2015 among the Sellers, Daravita Limited (an indirect wholly-owned subsidiary of the Company), and the Purchasers.  The Disposition was effected through each of the Seller’s sale of a wholly-owned subsidiary to the Acquisition Sub.

Geraldine Henwood, President and Chief Executive Officer of Recro, was a member of the Board of Directors (the “Board”) of the Company prior to her resignation from the Board on March 7, 2015.

In accordance with the terms of the Purchase Agreement, at the closing of the Disposition, the Purchasers made an initial cash payment to Sellers of $50 million, a payment relating to the net working capital, and issued a seven-year warrant to APIL to purchase an aggregate of 350,000 shares of Recro common stock at a per share exercise price equal to $19.46, two times the closing price of Recro’s common stock on the day prior to closing.  APIL is also eligible to receive low double digit royalties on net sales of IV/IM and parenteral forms of Meloxicam and up to $120 million in milestone payments upon the achievement of certain regulatory and sales milestones related to IV/IM and parenteral forms of Meloxicam.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company will furnish the pro forma financial information required by Item 9.01 by amendment not later than April 16, 2015.

(d) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement dated March 7, 2015

99.1*	Pro forma financial information required by Item 9.01

*                                         To be filed by amendment not later than April 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Dated: April 13, 2015	By:	/s/ James M. Frates
		Name:	James M. Frates
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Purchase and Sale Agreement dated March 7, 2015

99.1*	Pro forma financial information required by Item 9.01

*                                         To be filed by amendment not later than April 16, 2015.